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                                                                   EXHIBIT 10.16


                                October 27, 1997

Midway Games Inc.
3401 North California Avenue
Chicago, IL  60618

          Re:  Extension of Credit Agreement
               -----------------------------

Ladies and Gentlemen:

          We make reference to that certain Credit Agreement, dated as of October 15, 1996 (as in effect on the date hereof, the "Credit Agreement"), between Midway Games, Inc. (the "Borrower") and Bank of America National Trust and Savings Association (successor by merger to Bank of America Illinois) (the "Lender"). Capitalized terms used herein and not otherwise defined shall have the meanings provided in the Credit Agreement.

          We understand that the Borrower desires to extend the Termination Date under the Credit Agreement to October 31, 1998 from October 31, 1997 and the Lender desires to accommodate such request. The Borrower and Lender hereby agree that the date October 31, 1997 contained in the definition of Termination Date set forth in Section 1.1 of the Credit Agreement shall be deleted and replaced with October 31, 1998.

          In consideration of the foregoing amendment, the Borrower hereby represents and warrants to the Lender that:

          (a) This amendment is within the Borrower's authority (corporate or otherwise), has been duly authorized by all necessary action, has received all necessary consents and approvals (if any shall be required), and does not and will not contravene or conflict with any provision of law or of the charter, bylaws or other organizational documents of the Borrower or its Subsidiaries, or of any other agreement binding upon the Borrower or its Subsidiaries or their respective property;

          (b) This amendment constitutes the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms;

          (c) No Default has occurred and is continuing or will result from the terms set forth in this amendment; and


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     (d)  The representations and warranties of the Borrower set forth in
Section 4 of the Credit Agreement are true and correct as if made on the date hereof, except any such representation or warranty which speaks to a specific date.

          Notwithstanding anything contained in the foregoing to the contrary, the amendment hereunder will not in any way operate as an amendment or modification of the Credit Agreement or any Loan Document or a consent or waiver with respect to any existing or future Default not specifically enumerated above.

          If the foregoing is in accordance with your understanding and is acceptable to you, please so indicate by


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executing this letter in the space provided below and returning it to us.

                                             Very truly yours,

                                             BANK OF AMERICA NATIONAL TRUST
                                             AND SAVINGS ASSOCIATION (as
                                             successor to Bank of America
                                             Illinois)

                                             By:  /s/ Marcia Clausen
                                                ----------------------------
                                             Name: Marcia Clausen
                                                  --------------------------
                                             Title: Managing Director
                                                   -------------------------


Agreed and Accepted this 27th day of October, 1997:

MIDWAY GAMES, INC.

By: /s/ Harold H. Bach, Jr.
   ----------------------------
Name: HAROLD H. BACH, JR.
     --------------------------
Title: Vice President - Finance
      -------------------------